EXHIBIT 99.1

Wave Life Sciences Expands Board of Directors with Three New Appointments

New independent directors bring deep expertise in drug development, commercial operations and government affairs

CAMBRIDGE, Mass., September 5, 2019 – Wave Life Sciences Ltd. (Nasdaq: WVE), a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases, today announced the appointment of Amy Pott, Heidi L. Wagner, JD, and Mark H. N. Corrigan, MD, to its Board of Directors. These new independent directors deepen the Board’s expertise in clinical development, product commercialization, and government and payor relations as the company advances its clinical and preclinical pipeline and further develops PRISMTM, its proprietary discovery and drug development platform. They will also provide strategic guidance on the company’s ongoing preparations for the potential U.S. launch of suvodirsen for the treatment of boys with Duchenne muscular dystrophy who are amenable to exon 51 skipping.

“We are excited to expand our board with varying strategic and operational expertise from across the life sciences industry and provide additional perspectives on advancing Wave’s broad pipeline, evolving PRISM and achieving the goal of delivering transformational medicines for rare, genetically-defined diseases,” said Christian Henry, Chair of the Board of Directors of Wave Life Sciences. “Increasingly, the company’s conversations are focused on late-stage clinical development, commercialization and market access strategies and capabilities. Amy, Heidi and Mark bring a wealth of experience that will help us translate Wave’s innovative science into meaningful improvements for families around the world.”

Amy Pott

Ms. Pott has held leadership roles of increasing responsibility at biopharmaceutical companies primarily focused in rare disease and specialized conditions, and today serves as President, North America, for Swedish Orphan Biovitrum, also known as SOBI. She previously served as Group Vice President, US Franchise Head, Internal Medicine and Oncology at Shire Plc, and Vice President, Global Market Access and Vice President, Strategy, Planning and Analytics at Baxalta, Inc. Ms. Pott brings deep commercial expertise, having launched multiple products in rare diseases worldwide, as well as being responsible for sales, marketing, market access, analytics, strategic planning and training functions while in a variety of commercial roles. Earlier in her career, Ms. Pott focused in the payor, as well as access and reimbursement, spheres of the healthcare industry, with roles at the National Institute for Health and Care Excellence (NICE) and Baxter Healthcare Corporation.

“I am excited to be joining Wave’s Board of Directors at such a transformational time, when the company is preparing for its first potential commercial launch in the U.S.,” said Ms. Pott. “I look forward to sharing insights from my launch experiences and providing guidance to the team to help bring suvodirsen to the exon 51 amenable Duchenne community.”

Heidi L. Wagner, JD

Ms. Wagner currently serves as Senior Vice President, Government Affairs and Policy at Global Blood Therapeutics, Inc., and has also held government affairs leadership roles at multiple biotechnology companies, including Alexion Pharmaceuticals, Inc. and Genentech, Inc. While at Alexion, she successfully led funding negotiations and global payor strategy in support of the company’s rare disease portfolio. She has been responsible for all aspects of government affairs at different points in her career, including directing a broad portfolio of legislative and regulatory policy issues at international, national and local levels, and overseeing discussions relating to pricing, reimbursement and patient access, as well as patient advocacy.

“In the healthcare industry, it is not enough to successfully develop innovative medicines – we then need to ensure that all patients who can benefit from these medicines are able to receive them,” said Ms. Wagner. “With Wave’s focus in rare and genetically-defined diseases, comprehensive access solutions and productive payor conversations will be especially important. I look forward to advising the company on these critical matters.”

Mark H. N. Corrigan, MD

Dr. Corrigan has held executive positions and board roles at multiple biopharmaceutical companies, and currently serves as the Chief Executive Officer of Correvio Pharma Corp. In 2015, Dr. Corrigan co-founded Tremeau Pharmaceuticals, and also served as its President of Research & Development until 2019. He was previously President and CEO at Zalicus, Inc., Executive Vice President of Research & Development at Sepracor and Group Vice President, Clinical Research and Experimental Medicine at Pharmacia Corp. He has personally led discovery and development efforts for multiple novel therapeutic approaches, overseen the submission of successful New Drug Applications as well as international dossiers to support marketing authorizations, and has raised substantial capital through the public markets to fund research, development and company operations. He is board certified in psychiatry and neurology and began his career as an Adjunct Professor in the Department of Psychiatry at the University of North Carolina. Dr. Corrigan has had several board roles prior to Wave, including with Nabriva Therapeutics, BlackThorn Therapeutics, Colucid Pharmaceuticals and Cubist Pharmaceuticals, Inc.

“Throughout my career, I have been drawn to opportunities to make an impact for people living with devastating diseases, and have followed the science towards novel therapeutic approaches,” said Dr. Corrigan. “I am honored to now have the opportunity to advise Wave in the advancement of its stereopure oligonucleotide approach through discovery, development and commercialization.”

About PRISM™

PRISM is Wave Life Sciences’ proprietary discovery and drug development platform that enables genetically defined diseases to be targeted with stereopure oligonucleotides across multiple therapeutic modalities. PRISM combines the company’s unique ability to construct stereopure oligonucleotides with a deep understanding of how the interplay among oligonucleotide sequence, chemistry and backbone stereochemistry impacts key pharmacological properties. By exploring these interactions through iterative analysis of in vitro and in vivo outcomes and artificial intelligence-driven predictive modeling, the company continues to define design principles that are deployed across programs to rapidly develop and manufacture clinical candidates that meet pre-defined product profiles.

About Wave Life Sciences

Wave Life Sciences (NASDAQ: WVE) is a clinical-stage genetic medicines company committed to delivering life-changing treatments for people battling devastating diseases. Wave aspires to develop best-in-class medicines across multiple therapeutic modalities using PRISM, the company’s proprietary discovery and drug development platform that enables the precise design, optimization and production of stereopure oligonucleotides. Driven by a resolute sense of urgency, the Wave team is targeting a broad range of genetically defined diseases so that patients and families may realize a brighter future. To find out more, please visit www.wavelifesciences.com and follow Wave on Twitter @WaveLifeSci.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, references to the company’s first potential commercial launch of suvodirsen for the treatment of boys with Duchenne muscular dystrophy who are amenable to exon 51 skipping; the anticipated strategic guidance and assistance that the company’s new directors will provide to help Wave translate its innovative science into meaningful improvements for families and to launch suvodirsen; the expectation that comprehensive access solutions and productive payor conversations will be important for Wave’s commercial success. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release. These risks and uncertainties include but are not limited to the following: Wave’s current and planned clinical trials, other studies for suvodirsen and Wave’s other product candidates may not be successful or may take longer and be more costly than anticipated; product candidates that appeared promising in earlier research and clinical trials may not demonstrate safety and/or efficacy in later-stage or larger-scale clinical trials; and the other risk factors discussed under the heading “Risk Factors” contained in Wave’s Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission (SEC), as well as in other filings Wave makes with the SEC from time to time. All statements contained in this press release are made only as of the date of this press release, and Wave undertakes no obligation to update the information contained in this press release to reflect subsequently occurring events or circumstances.

Investor Contact:

Kate Rausch

617-949-4827

krausch@wavelifesci.com

Media Contact:

Alicia Suter

617-949-4817

asuter@wavelifesci.com